UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 3, 2026

AZIO AI HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38078	46-0774222
(Commission File Number)	(IRS Employer Identification No.)
7510 Ardmore Street
Houston, TX	77054
(Address of Principal Executive Offices)	(Zip Code)
(870) 970-3355

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	AZIO	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01          Change in Registrant's Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On September 3, 2026, the Chair of the Audit Committee of the Board of Directors (the “Audit Committee”) of Azio AI Holdings, Inc., a Delaware corporation (the “Company”), dismissed Barton CPA, PLLC (“Barton”) as the Company’s independent registered public accounting firm. The dismissal was approved by the Audit Committee of the Company.

Barton’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2025 and 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Barton’s audit report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2025 and 2024, dated April 13, 2026, included an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years, which ended on December 31, 2025 and 2024, and the subsequent interim period through June 30, 2026, there were no “disagreements” (within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Barton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Barton’s satisfaction, would have caused Barton to make reference to the subject matter of disagreements in connection with their reports on the Company’s consolidated financial statements for the years ended December 31, 2025 and 2024.

Except as noted in the following paragraph, there were no “reportable events” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K) during the Company’s two most recent fiscal years and the subsequent interim period through June 30, 2026.

As disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Company identified material weaknesses in its internal control over financial reporting related to certain staff reductions and voluntary resignations the Company experienced beginning in the fourth quarter of 2020 and the Company’s increased reliance on outsourced help, which resulted in the Company being unable to maintain the levels of segregation of duties during such periods at the levels of prior periods. As further disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the material weakness remained unremediated as of December 31, 2025.

The Audit Committee has discussed the subject matter of these reportable events with Barton. The Company has authorized Barton to respond fully to the inquiries of the successor independent registered public accounting firm concerning the subject matter of the reportable events.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Barton with a copy of this Current Report on Form 8-K and requested that Barton furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether Barton agrees with the above statements of the Company herein and, if not, stating the respects in which it does not agree. Barton furnished the requested letter, and a copy is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On September 8, 2026, the Audit Committee appointed TAAD LLP (“TAAD”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, effective immediately. TAAD served as the independent registered public accounting firm of Azio AI Corporation (“Legacy Azio AI”) prior to the acquisition of Legacy Azio AI by the Company on July 2, 2026, as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 6, 2026.

During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through June 30, 2026, the Company did not consult with TAAD regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
16.1	Letter from Barton CPA, PLLC dated September 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZIO AI HOLDINGS, INC.

Date: September 10, 2026	By:	/s/ Jason Maddox
Jason Maddox
Chief Financial Officer